AMENDMENT NO. 1 TO THE TRANSACTION DOCUMENTS

THIS AMENDMENT AGREEMENT (this "Agreement") is dated effective this 27th day of October, 2022 among LIVE CURRENT MEDIA INC., a Nevada corporation (the "Company") and MERCER STREET GLOBAL OPPORTUNITY FUND, LLC ("Mercer").

WHEREAS:

A. The Company and Mercer are parties to that Securities Purchase Agreement dated February 15, 2022 (the "SPA") and each of the Transaction Documents (as that term is defined in the SPA) thereto; and

B. The Company and Mercer wish to amend the terms of the Transaction Documents as set forth herein,

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Unless otherwise defined in this Agreement, capitalized terms used herein and in the recitals hereto shall have the meanings set forth in the SPA.

2. The parties agree that the Transaction Documents shall be, and hereby are, amended as follows (such amendments being collectively referred to as the "SPA Amendments"):

(a) The "Note Conversion Price" as that term is defined in Section 1.1 of the SPA, and the "Conversion Price" as that term is defined in the Notes, is hereby deemed to be $0.18, subject to adjustment as set forth in the Note.

(b) The parties agree that Mercer is not obligated to fund the second Tranche in accordance with the terms of the SPA.

3. The parties hereby agree that the Company shall not be required to file any amendments to the Registration Statement as a result of the SPA Amendments for a period beginning on the date hereof and ending on January 16, 2023 (the "Waiver Period"), and that any failure by the Company to file an amendment to the Registration Statement as a result of the SPA Amendments during the Waiver Period shall not constitute a default under the Transaction Documents, or an Event of Default under the Note, nor give rise to any liquidated damages or other damages under the Transaction Documents.  Nothing in this Section 3 shall be construed as a waiver by Mercer of any other obligations of the Company under the Transaction Documents, nor any requirement for the Company to amend the Registration Statement as a result of the SPA Amendments after the Waiver Period.

4. The parties agree that the Security Agreement between the Company and Mercer dated February 15, 2022 is hereby amended by deleting the definition of "Secured Obligations" in Section 1.01(b) in its entirety and replacing it with the following:

"Secured Obligations" means all obligations, liabilities and indebtedness of every nature of the Grantors from time to time owed or owing under or in respect of this Agreement, the Notes, and any of the other Security Documents, as the case may be, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.  The foregoing shall include any future indebtedness owed to the Secured Party by the Grantors.

5. Except as modified by this Agreement, the Transaction Documents remain in full force and effect in accordance with their respective terms, and are hereby ratified and confirmed in all respect by the Company and Mercer.

6. This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.  Execution and delivery of this Agreement by facsimile or other electronic means shall be deemed to be, and shall have the same effect as, execution by an original signature and delivery in person.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

LIVE CURRENT MEDIA INC.
by its authorized signatory:

/s/ Mark Ollila
Mark Ollila Chief Executive Officer

MERCER STREET CAPITAL PARTNERS, LLC on behalf of MERCER STREET GLOBAL OPPORTUNITY FUND, LLC (in its capacity as Purchaser under the SPA)
by its authorized signatory:

/s/ Jonathan Juchno
Jonathan Juchno
Authorized Signatory

MERCER STREET CAPITAL PARTNERS, LLC on behalf of MERCER STREET GLOBAL OPPORTUNITY FUND, LLC (in its capacity as Collateral Agent under the Security Agreement)
by its authorized signatory:

/s/ Jonathan Juchno
Jonathan Juchno
Authorized Signatory